                                                                   EXHIBIT 10.49


                              SERVICING AGREEMENT

                                     among

                            LADCO FINANCIAL GROUP,
                                  as Servicer

                           LADCO FUNDING CORP. VI,
                                    LFC VI

                           LADCO FUNDING CORP. VII,
                                   as Issuer


                                      and


                           NORWEST BANK MINNESOTA,
                            NATIONAL ASSOCIATION,
                             as Indenture Trustee


                                      and


                           NORWEST BANK MINNESOTA,
                            NATIONAL ASSOCIATION,
                             as Back-up Servicer




                                 June 1, 2000

                               TABLE OF CONTENTS

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                                                      ARTICLE 1
                                                     DEFINITIONS

Section 1.01     Defined Terms...............................................................................   2

                                                             ARTICLE 2
                                             REPRESENTATIONS, WARRANTIES AND COVENANTS

Section 2.01     Representations and Warranties..............................................................   4
Section 2.02     Covenants...................................................................................   5

                                                             ARTICLE 3
                                          ADMINISTRATION AND SERVICING OF LEASE CONTRACTS

Section 3.01     Responsibilities of Servicer................................................................   6
Section 3.02     Servicer Standard of Care...................................................................   8
Section 3.03     ACH Account and Servicer Remittances........................................................   8
Section 3.04     Servicer Advances...........................................................................   9
Section 3.05     Financing Statements........................................................................   9
Section 3.06     Maintenance of Insurance Policy; Insurance Proceeds.........................................  10
Section 3.07     Personal Property and Sales Taxes...........................................................  10
Section 3.08     Servicing Compensation......................................................................  10
Section 3.09     Substitution or Purchase of Lease Contracts.................................................  10
Section 3.10     No Offset...................................................................................  11

                                                             ARTICLE 4
                                                ACCOUNTINGS, STATEMENTS AND REPORTS

Section 4.01     Monthly Servicing Reports; Funding Notices..................................................  12
Section 4.02     Financial Statements; Certification as to Compliance; Notice of Default.....................  12
Section 4.03     Annual Independent Accountants' Reports; Annual Federal Tax Lien Search.....................  13
Section 4.04     Access to Certain Information...............................................................  14
Section 4.05     Other Necessary Data........................................................................  15
Section 4.06     Indenture Trustee to Cooperate..............................................................  15

                                                             ARTICLE 5
                                                THE SERVICER, LFC VI AND THE ISSUER

Section 5.01     Servicer Indemnification....................................................................  17
Section 5.02     Corporate Existence; Reorganizations........................................................  17
Section 5.03     Limitation on Liability of the Servicer.....................................................  17
Section 5.04     The Servicer Not to Resign..................................................................  18
Section 5.05     LFC VI and Issuer Indemnification...........................................................  18
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                                       i

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                                                             ARTICLE 6
                                                       SERVICING TERMINATION

Section 6.01   Servicing Termination Events..................................................................  19
Section 6.02   Back-up Servicer to Act; Taking of Bids; Appointment of Successor Servicer....................  21
Section 6.03   Notification to Noteholders...................................................................  22
Section 6.04   Waiver of Past Defaults.......................................................................  22
Section 6.05   Effects of Termination of Servicer............................................................  22
Section 6.06   No Effect on Other Parties....................................................................  23

                                                             ARTICLE 7
                                                       THE BACK-UP SERVICER

Section 7.01   Representations of Back-up Servicer...........................................................  24
Section 7.02   Merger or Consolidation of, or Assumption of the Obligations of, Back-up Servicer.............  24
Section 7.03   Back-up Servicer Resignation..................................................................  25
Section 7.04   Oversight of Servicing........................................................................  25
Section 7.05   Back-up Servicer Compensation.................................................................  26
Section 7.06   Duties and Responsibilities...................................................................  26

                                                             ARTICLE 8
                                                     MISCELLANEOUS PROVISIONS

Section 8.01   Termination...................................................................................  27
Section 8.02   Amendments....................................................................................  27
Section 8.03   Governing Law.................................................................................  27
Section 8.04   Notices.......................................................................................  28
Section 8.05   Severability of Provisions....................................................................  28
Section 8.06   Binding Effect................................................................................  28
Section 8.07   Article Headings and Captions.................................................................  28
Section 8.08   Legal Holidays................................................................................  28
Section 8.09   Assignment for Security for the Notes.........................................................  28
Section 8.10   No Servicing Assignment.......................................................................  28
Section 8.11   Counterparts..................................................................................  28
Section 8.12   Nonpetition...................................................................................  29
Section 8.13   Notifications.................................................................................  29
Section 8.14   Back-up Servicer as Successor Servicer........................................................  29
Section 8.15   Consent to Jurisdiction.......................................................................  29
Section 8.16   Waiver of Jury Trial..........................................................................  30
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EXHIBIT A      Form of Monthly Servicing Report
EXHIBIT B      Form of ACH Agreement

                              SERVICING AGREEMENT


      This SERVICING AGREEMENT ("Agreement"), dated as of June 1, 2000, is by and among Ladco Financial Group, a California corporation ("LFG" or the "Servicer"), Ladco Funding Corp. VI, a Delaware corporation ("LFC VI"), Ladco Funding Corp. VII, a Delaware corporation (the "Issuer") and Norwest Bank Minnesota, National Association, a national banking association (the "Back-up Servicer") and Norwest Bank Minnesota, National Association (the "Indenture Trustee").


                             PRELIMINARY STATEMENT

      The Issuer has entered into an Indenture dated as of June 1, 2000, (the "Indenture"), with the Indenture Trustee, the Back-up Servicer and the Servicer, pursuant to which the Issuer intends to issue its 2000-1 Equipment Lease Backed Notes (the "Notes").

      LFC VI and Ladco Financial Group ("LFG") have entered into a Lease Acquisition Agreement dated as of June 1, 2000 (the "Lease Acquisition Agreement"), providing for, among other things, the transfer, assignment and contribution, from time to time, by LFG to LFC VI of all of LFG's right, title and interest in and to certain Lease Assets. LFC VI has entered into a Receivables Purchase Agreement with the Issuer, pursuant to which LFC VI has sold to the Issuer all of LFC VI's right, title and interest in and to the Lease Receivables and has granted a security interest in certain of the remaining Lease Assets to the Issuer, all of which the Issuer will be granting to the Indenture Trustee, as security for the Notes. The effectiveness of the Lease Acquisition Agreement and the Receivables Purchase Agreement are conditioned upon, the Servicer, LFC VI, the Issuer, the Indenture Trustee and the Back-up Servicer entering into this Agreement to provide for the servicing of the Lease Assets.

      In order to further secure the Notes, the Issuer is granting to the Indenture Trustee a security interest in, among other things, the Issuer's rights under this Agreement, and the Servicer agrees that all covenants and agreements made by the Servicer herein with respect to the Lease Assets shall also be for the benefit and security of the Indenture Trustee and all Noteholders. Further, LFC VI is granting to the Indenture Trustee a security interest in, among other things, all of LFC VI's rights under this Agreement and the Lease Acquisition Agreement. For its services under this Agreement, the Servicer, the Back-up Servicer and the Indenture Trustee will receive the compensation described herein and in the Indenture.

                                   ARTICLE 1

                                  DEFINITIONS


      Section 1.01 Defined Terms. Except as otherwise specified or as the context may otherwise require, the following terms have the respective meanings set forth below for all purposes of this Agreement, and the definitions of such terms are equally applicable both to the singular and plural forms of such terms and to the masculine, feminine and neuter genders of such terms. Capitalized terms used but not otherwise defined herein shall have the respective meanings assigned to such terms in the Indenture or, if not defined therein, in the Lease Acquisition Agreement or the Receivables Purchase Agreement.

      "ACH Account": Shall have the meaning set forth in the Indenture.

      "ACH Bank": Shall have the meaning set forth in the Indenture.

      "Agreement": This Servicing Agreement, dated as of June 1, 2000, by and among the Servicer, LFC VI, the Issuer, the Back-up Servicer and the Indenture Trustee.

      "Assignee": Shall mean LFC VI, the Issuer and/or the Indenture Trustee, as applicable.

      "Back-up Servicer": Initially, Norwest Bank Minnesota, National Association, until a successor Person shall have become the Back-up Servicer pursuant to the applicable provisions of this Agreement, and thereafter "Back-up Servicer" shall mean such successor Person.

      "Computer Tape": Any computer tape or disk prepared by the Servicer and distributed to various parties as required herein.

      "Equipment": Shall have the meaning set forth in the Lease Acquisition Agreement.

      "Issuer": Ladco Funding Corp. VII.

      "Lease Acquisition Agreement": The Lease Acquisition Agreement, dated as of June 1, 2000, between LFC VI and LFG.

      "Lease Assets": Shall have the meaning set forth in the Lease Acquisition Agreement.

      "Lease Collateral": Shall have the meaning set forth in the Indenture.

      "Lease Contract": Shall have the meaning set forth in the Lease Acquisition Agreement.

      "Lease Receivable": Shall have the meaning set forth in the Receivables Purchase Agreement.

      "LFC VI": Ladco Funding Corp. VI.

      "Monthly Servicing Report": The report prepared by the Servicer pursuant to Section 4.01 hereof and Section 11.04 of the Indenture, substantially in the form of Exhibit A hereto.

      "Officer's Certificate": A certificate signed by the Chairman of the Board, the Vice-Chairman of the Board, the President, a Vice President, the Treasurer or the Secretary of the Servicer.

      "Servicer": Ladco Financial Group until a successor Person shall have become the Servicer pursuant to the applicable provisions of this Agreement, and thereafter "Servicer" shall mean such successor Person.

      "Servicer Advance": The meaning set forth in Section 3.04 hereof.

      "Servicer Default": Any occurrence or circumstance which with notice or the lapse of time or both would be a Servicing Termination Event under this Agreement.

      "Servicer Termination Notice": The notice described in Section 6.01 hereof.

      "Servicing File": Shall mean, with respect to each Lease Contact, the following documents:

           (i) A copy of the Lease Contract;

           (ii) Any evidence of insurance and any other documents evidencing or related to any Insurance Policy, including, without limitation, a written memorandum from LFG evidencing an oral confirmation with the applicable insurance company of the existence of such policy, to be followed by receipt of such policy or other documentary evidence thereof;

           (iii) Copies of such documents, if any, that LFG keeps on file indicating that the Equipment is owned by the lessor in accordance with its customary procedures relating to an individual Lease Contract, Obligor or Equipment; and

           (iv) Evidence that the Obligor received the Equipment and that the Equipment was in good working order and acceptable to the Obligor at the time of receipt by the Obligor.

      "Servicing Officers": Those officers of the Servicer involved in, or responsible for, the administration and servicing of the Lease Assets, as identified on the list of Servicing Officers furnished by the Servicer to the Indenture Trustee and the Back-up Servicer from time to time.

      "Servicing Termination Event": Each of the occurrences or circumstances enumerated in Section 6.01 hereof.

                                   ARTICLE 2

                   REPRESENTATIONS, WARRANTIES AND COVENANTS


      Section 2.01 Representations and Warranties. The Servicer makes the following representations and warranties as of the Closing Date, except as otherwise specified below, which shall survive such date:

      (a) Organization and Good Standing. The Servicer has been duly
          ------------------------------
incorporated and is validly existing and in good standing as a corporation under the laws of the State of California, with requisite corporate power and authority to own its properties, perform its obligations under the Transaction Documents to which it is a party and to transact the business in which it is now engaged or in which it proposes to engage.

      (b) Authorization and Binding Obligation. Each of this Agreement and the
          ------------------------------------
other Transaction Documents to which it is a party has been duly authorized, executed and delivered by the Servicer and constitutes the valid and legally binding obligation of the Servicer enforceable against the Servicer in accordance with its terms, subject as to enforcement to any bankruptcy, insolvency, reorganization and other similar laws of general applicability relating to or affecting creditors' rights generally and to general principles of equity regardless of whether enforcement is sought in a court of equity or law.

      (c) No Violation. The entering into of this Agreement and the other
          ------------
Transaction Documents to which it is a party and the performance by the Servicer of its obligations under such agreements and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of such Servicer pursuant to the terms of any material indenture, mortgage, deed of trust or other agreement or instrument to which it is a party or by which it is bound or to which any of its property or assets is subject, nor will such action result in any violation of the provisions of its Articles of Incorporation or By-laws, or any statute or any order, rule or regulation of any court or any regulatory authority or other governmental agency or body having jurisdiction over it or any of its properties; and no consent, approval, authorization, order, registration or qualification of or with any court, or any such regulatory authority or other governmental agency or body is required for the Servicer to enter into this Agreement and the Indenture.

      (d) No Proceedings. There are no proceedings or investigations pending, or
          --------------
to the knowledge of the Servicer, threatened against or affecting the Servicer or any subsidiary in or before any court, governmental authority or agency or arbitration board or tribunal, including but not limited to any such proceeding or investigation with respect to any environmental or other liability resulting from the ownership or use of any of the Equipment, which, individually or in the aggregate, involve the probability of materially and adversely affecting the properties, business, prospects, profits or condition (financial or otherwise) of the Servicer and its subsidiaries, or the ability of the Servicer to perform its obligations under the Transaction Documents to which it is a party. The Servicer is not in default with respect to any order of any court, governmental authority or agency or arbitration board or tribunal.

      (e) Approvals. The Servicer (i) is not in violation of any laws,
          ---------
ordinances, governmental rules or regulations to which it is subject, (ii) has not failed to obtain any licenses, permits, franchises or other governmental authorizations necessary to the ownership of its property or to the conduct of its business, and

(iii) is not in violation in any material respect of any term of any agreement, charter instrument, bylaw or instrument to which it is a party or by which it may be bound, which violation or failure to obtain materially adversely affect the business or condition (financial or otherwise) of the Servicer and its subsidiaries.

      (f) Investment Company. The Servicer is not an investment company which is
          ------------------
required to register under the Investment Company Act of 1940, as amended.

      (g) Standard of Care. Prior to the date hereof the Servicer has serviced,
          ----------------
and will continue to service, the Lease Assets in a manner consistent with industry standards for lease contracts and receivables similar to the Lease Assets, and in any event in a prudent and commercially reasonable manner, and has conducted its servicing operations in a manner consistent with industry standards for servicing of financial portfolios.

      Section 2.02 Covenants.

      (a)  The Servicer covenants as to the Lease Assets:

           (i) The Servicer shall not release or assign any Lien in favor of the Assignees on any item of Equipment related to any Lease Contract in whole or in part, except as permitted herein or in the other Transaction Documents.

           (ii) The Servicer will in all material respects duly fulfill all obligations on the Servicer's part to be fulfilled under or in connection with the Lease Assets. The Servicer will not amend, rescind, cancel or modify any Lease Contract or term or provision thereof, except as permitted herein or in the Indenture, and the Servicer will not do anything that would materially impair the rights of the Assignees or the Noteholders in the Lease Assets, except as contemplated herein or in the other Transaction Documents.

           (iii) In performing its servicing duties hereunder, the Servicer shall collect all payments required to be made by the Obligors under the Lease Contracts and the Lease Receivables, enforce all material rights of LFC VI and the Issuer under the Lease Assets, including without limitation, the Lease Contracts and the Lease Receivables, and defend the interests of the Assignees and the Noteholders in the Equipment against all Persons, claims and demands whatsoever. The Servicer shall not assign, sell, pledge or exchange or in any way encumber or otherwise dispose of the Equipment, except as permitted hereunder or in the other Transaction Documents.

      (b) The Servicer will deliver each of the accountings, statements and reports described in Article IV hereof to each party as set forth herein.

                                   ARTICLE 3

                ADMINISTRATION AND SERVICING OF LEASE CONTRACTS


      Section 3.01 Responsibilities of Servicer.

      (a) The Servicer, for the benefit of LFC VI, the Issuer and the Noteholders, shall be responsible for, and shall, in accordance with its customary servicing procedures, pursue the managing, servicing, administering, enforcing and making of collections on the Lease Assets, the enforcement of the Indenture Trustee's security interest in the Lease Assets granted pursuant to the Indenture, and the sale or the releasing of the Equipment upon the expiration or other termination of the related Lease Contract (or repossession thereof without termination), each in accordance with the standards and procedures set forth in this Agreement and any related provisions of the other Transaction Documents. The Servicer's responsibilities shall include monitoring and posting of all payments, responding to inquiries of Obligors, investigating delinquencies, accounting for collections and furnishing monthly and annual statements to the Back-up Servicer, the Indenture Trustee and the Noteholders with respect to payments, making Servicer Advances, providing appropriate federal income tax information to the Indenture Trustee for use in providing information to the Noteholders, collecting and remitting sales and property taxes to taxing authorities, and using its best efforts to maintain the perfected security interest of the Indenture Trustee in the Trust Estate. The Servicer (at its expense), acting alone or through a subservicer, shall have full power and authority, acting at its sole discretion, to do any and all things in connection with such managing, servicing, administration, enforcement, collection and such sale of the Equipment that it may deem necessary or desirable, including the prudent delegation of such responsibilities. Without limiting the generality of the foregoing, the Servicer, in its own name or in the name of a subservicer, shall, and is hereby authorized and empowered by the Indenture Trustee, subject to Section 3.02 hereof, to execute and deliver (on behalf of itself, the Noteholders, the Indenture Trustee or any of them) any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, with respect to the Lease Assets. The Servicer, acting alone or through a subservicer, also may, in its sole discretion, waive any late Servicing Charges or any other fees that may be collected in the ordinary course of servicing any Lease Asset. Notwithstanding the foregoing, neither the Servicer, nor any subservicer, shall, except pursuant to a judicial order from a court of competent jurisdiction, in connection with a permitted repurchase under the Transaction Documents or as otherwise expressly provided in this Agreement, release or waive the right to collect the Scheduled Payments or any unpaid balance on any Lease Contract or Lease Receivable. The Indenture Trustee shall, at the expense of the Servicer, furnish the Servicer, or at the request of the Servicer, any subservicer, with any powers of attorney and other documents necessary or appropriate to enable the Servicer or subservicer to carry out its servicing and administrative duties hereunder, and the Indenture Trustee shall not be responsible for the Servicer's or subservicer's application thereof. Notwithstanding the appointment by the Servicer of a subservicer hereunder, the Servicer shall remain liable for the full performance of its obligations hereunder.

      (b) The Servicer (and any subservicer) shall conduct its management, servicing, administration, collection or enforcement actions with respect to the Lease Assets in the following manner:

           (i) The Servicer, as agent for and on behalf of the Assignees, with respect to any Defaulted Lease Contract shall follow such practices and procedures as are normal and consistent with the Servicer's standards and procedures relating to its own lease contracts, lease receivables and equipment that are similar to the Lease Assets, and, in any event, consistent with the standard of care described in Section 3.02 hereof, including without limitation, the taking of appropriate actions to foreclose or otherwise liquidate any such Defaulted Lease Contract, together with the related Equipment, to collect any Guaranty Amounts, and to enforce LFC VI's and the Issuer's rights under the Lease Acquisition Agreement and the Receivables Purchase Agreement. All Insurance Proceeds, Guaranty Amounts and other Recoveries in respect of any such Defaulted Lease Contract and the related Lease Receivables and Equipment received by the Servicer shall be remitted to the Indenture Trustee for deposit in the Collection Account pursuant to Section 3.03(c) hereof;

          (ii) The Servicer may sue to enforce or collect upon Lease Assets as agent for LFC VI, the Issuer and the Indenture Trustee. If the Servicer elects to commence a legal proceeding to enforce a Lease Asset, the act of commencement shall be deemed to be an automatic assignment of the Lease Asset to the Servicer for purposes of collection only. If, however, in any enforcement suit or legal proceeding it is held that the Servicer may not enforce a Lease Asset on the ground that it is not a real party in interest or a holder entitled to enforce the Lease Asset, then the Indenture Trustee ,on behalf of the Noteholders (or LFC VI, as applicable) shall, at the Servicer's request and expense, take such steps as the Servicer deems necessary and instructs them in writing to take to enforce the Lease Asset, including bringing suit in its name or the name of the Issuer, as beneficial owner of the Lease Receivable, LFC VI as beneficial owner of the Equipment, or the names of the Noteholders, as third party beneficiaries thereunder, and the Indenture Trustee shall be indemnified by the Servicer for any such action taken. Any Lease Contract temporarily released from the custody of the Indenture Trustee to the Servicer or its agents shall have stamped on it prior to its delivery a legend to the effect that the Lease Receivable is the property of the Issuer, the Lease Contract and the Equipment is the property of LFC VI and all of the foregoing have been pledged to Norwest Bank Minnesota, National Association as Indenture Trustee;

          (iii) The Servicer shall exercise any rights of recourse against third parties that exist with respect to any Lease Asset in accordance with the Servicer's usual practice and, in any event, consistent with the standard of care described in Section 3.02 hereof. In exercising recourse rights, the Servicer is authorized on the Indenture Trustee's behalf to reassign the Lease Asset to the person against whom recourse exists to the extent necessary, and at the price set forth in the document creating the recourse. The Servicer will not reduce or diminish such recourse rights, except to the extent that it exercises such right;

          (iv) The Servicer may not allow substitutions of Substitute Lease Receivables or Substitute Lease Contracts that do not comply with Section
     3.09 hereof, Sections 3.03 and 3.04 of the Lease Acquisition Agreement, Sections 3.03 and 3.04 of the Receivables Purchase Agreement and Sections
     4.04 and 4.05 of the Indenture, as applicable. If an Obligor requests a financing of an upgrade to any Equipment, the Servicer shall either (A) include such upgrade on an existing Lease Contract and treat the Scheduled Payments related thereto as an Additional Lease Contract for all purposes of the Transaction Documents, or (B) originate a separate lease contract for such Obligor;

          (v) The Servicer may waive, modify or vary any terms of any Lease Contract or consent to the postponement of strict compliance with any such term if in the Servicer's reasonable and prudent determination such waiver, modification or postponement is not materially adverse to the Noteholders; provided, however, that (A) the Servicer shall not forgive any payment of
     --------  -------
     rent, and (B) the Servicer shall not permit any modification with respect to any Lease Contract that would decrease the Scheduled Payment, defer the payment of any principal or interest or any Scheduled

      Payment, reduce the Implicit Principal Balance (except in connection with actual payments attributable to such Implicit Principal Balance), or prevent the complete amortization of the Implicit Principal Balance from occurring by the Calculation Date preceding the Stated Maturity of the Notes. The Servicer shall provide the Back-up Servicer and the Indenture Trustee with an Amended Lease Collateral Schedule to the related Lease Collateral Schedule reflecting any modification of any Scheduled Payment;

           (vi) Unless the Obligor has paid an amount not less than the IPB for such Lease Contract plus any related breakage costs payable by the Issuer, the Servicer shall not consent to the termination of any Lease Contract in connection with loss of or damage to the related Equipment or to the prepayment of any Lease Contract;

           (vii) Upon termination of a Lease Contract after payment of the last Scheduled Payment due thereunder or in the event that the Servicer or any subservicer in the enforcement of any Lease Contract otherwise (A) acquires title to any item of Equipment with respect to which title was held by the Obligor or (B) reclaims possession of Equipment from the Obligor, the Servicer shall use its best efforts to sell or re-lease such item of Equipment promptly and consistent with the standard of care set forth in Section 3.02 hereof. Any Insurance Proceeds, Recoveries or Residual Proceeds related thereto shall be deposited in accordance with
      Section 3.03(c) hereof; and

           (viii) Notwithstanding any provision to the contrary contained in this Agreement, the Servicer or any subservicer shall exercise any right under a Lease Contract to accelerate the unpaid Scheduled Payments, due or to become due thereunder in such a manner as to maximize the net proceeds available to the Trust Estate; provided, however, that the Servicer will
                                     --------  -------
      not accelerate any Scheduled Payment unless permitted to do so by the terms of the Lease Contract or under applicable law.

      (c) The Servicer shall use its best efforts to verify that each computation of Aggregate Eligible IPB and such other related computations made for purposes of any Funding Notice and Monthly Servicing Report shall be made using only those Lease Contracts that, if funded on a prior Acquisition Date, continue to meet as of such date of determination the eligibility criteria set forth in Section 3.01(a) (other than (a)(vi)) and 3.01(b) of the Lease Acquisition Agreement; provided however, that the Servicer shall not exclude from eligibility any Lease Contract solely as a result of the failure of such Lease Contract to meet, after the close of the Accumulation Period, a percentage concentration limit that was otherwise satisfied at the close of the Accumulation Period.

      Section 3.02 Servicer Standard of Care. In managing, administering, servicing, enforcing and making collections on the Lease Assets pursuant to this Agreement, the Servicer will exercise that degree of skill and care consistent with industry standards for servicing of small ticket leasing portfolios, and that which the Servicer customarily exercises with respect to similar lease contracts, lease receivables and equipment owned or originated by it, and in any event, in a prudent and commercially reasonable manner. The Servicer shall punctually perform all of its obligations and agreements under this Agreement and shall comply with all applicable federal and state laws and regulations, shall maintain all state and federal licenses and franchises necessary for it to perform its servicing responsibilities hereunder, and shall not materially impair the rights of the Noteholders in any Lease Assets or payments thereunder.

      Section 3.03 ACH Account and Servicer Remittances.

      (a) The Servicer has established an ACH Account at the ACH Bank and will cause an ACH Agreement to be executed on or before the Initial Funding Date. The ACH Bank may be removed by the Servicer with the consent of the Indenture Trustee and the Majority Noteholders if the ACH Bank has failed to perform its duties to the satisfaction of the Servicer, provided that a successor ACH Bank
                                            --------
is approved by the Majority Noteholders and has executed an ACH Agreement in form and substance satisfactory to the Majority Noteholders and the Servicer.

      (b) On each Business Day, the Servicer shall, or shall cause the ACH Bank to, transfer to the Collection Account all amounts on deposit in the ACH Account which are no longer provisional.

      (c) The Servicer, as agent of LFC VI and the Issuer, shall remit to the Indenture Trustee for deposit in the Collection Account by 1:00 p.m. Minneapolis time on each Tuesday and Thursday that is a Business Day, or if such day is not a Business Day, on the next Business Day thereafter, the amounts described below that have been collected by it through 5:00 p.m. California time on the preceding Business Day so long as such amounts exceed $1,000:

           (i) all Scheduled Payments, including any prepayment amounts in respect thereof, received directly by the Servicer;

           (ii) all Guaranty Amounts, Insurance Proceeds and other Recoveries, to the extent received by the Servicer;

           (iii) the Lease Receivable Repurchase Price of any Lease Receivable purchased by LFG, LFC VI, or the Issuer, to the extent received by the Servicer; and

           (iv) any other amounts constituting proceeds of the Lease Receivables and Related Security (other than Residual Proceeds), to the extent received by the Servicer.

      The Servicer shall hold in trust for the benefit of the Noteholders any payment it receives relating to items (i) through (iv) above until such time as the Servicer transfers any such payment to the Indenture Trustee for deposit in the Collection Account.

      (d) The Servicer, as agent for LFC VI, shall remit to or at the direction of LFC VI, all Residual Proceeds (including the excess, if any, of the Lease Contract Repurchase Price over the Lease Receivable Repurchase Price for a particular Lease Asset) collected by the Servicer with respect to the Lease Assets.

      Section 3.04 Servicer Advances. Not later than 1:00 p.m. Minneapolis time on the Submission Date prior to each Payment Date, the Servicer may make an advance (a "Servicer Advance") for each Lease Contract which is a Delinquent Lease Contract on such date by remitting to the Indenture Trustee for deposit in the Collection Account an amount equal to the Scheduled Payments, or unpaid portion thereof, which were due in the prior Collection Period but not received and deposited in the Collection Account on or prior to such Calculation Date; provided, however, that the Servicer is not be obligated to make any Servicer
--------  -------
Advance pursuant to this Section 3.04 that the Servicer determines in good faith is unlikely to be eventually repaid by the related Obligor or by way of a Recovery; and provided, further, that the Servicer may not make a Servicer
              --------  -------
Advance with respect to any Lease Contract once it has become a Defaulted Lease Contract. On each Submission Date, the Servicer shall deliver to the Back-up Servicer and the Indenture Trustee the Monthly

Servicing Report, which shall include a listing of the aggregate amount of Scheduled Payments not received for the immediately prior Collection Period, the amount of Servicer Advances and the amounts not advanced.

      Section 3.05 Financing Statements. The Servicer will make all Uniform Commercial Code filings and recordings as may be required pursuant to the terms of the Indenture. The Servicer shall, in accordance with its customary servicing procedures and at its own expense, be responsible for taking such steps as are necessary to maintain perfection of such security interests. The Indenture Trustee hereby authorizes the Servicer to re-perfect or to cause the re-perfection of such security interest on its behalf as Indenture Trustee, as necessary.

      Section 3.06 Maintenance of Insurance Policy; Insurance Proceeds. The Servicer shall have the obligation to verify, monitor and enforce the acquisition and maintenance of Insurance Policies in a manner consistent with past practice and in accordance with the Obligor's requirements under the Lease Contract, provided that the Servicer shall do so in a manner consistent with
          --------
that practiced by other lessors in the industry with similar lease contracts and equipment owned or serviced by them, including charging Loss and Damage Waiver Fees or other noncompliance fees in lieu of requiring an Obligor to maintain an Insurance Policy. Any Insurance Proceeds shall be remitted to the Indenture Trustee for deposit in the Collection Account pursuant to Section 3.03(c). With respect to those Lease Contracts under which the Servicer allows an Obligor to elect to pay a Loss and Damage Waiver Fee in accordance with the terms thereof, the Servicer shall maintain an adequate supply of equipment sufficient to replace, and shall replace in accordance with the provisions of such Lease Contract, any Equipment that suffers a casualty or other loss.

      Section 3.07 Personal Property and Sales Taxes. The Servicer shall, on behalf of LFC VI, pay or cause to be paid all personal property, sales and use taxes on or with respect to the Equipment, or the acquisition or leasing thereof, as and when such taxes become due, to the extent an Obligor has paid amounts to the Servicer or into the ACH Account for such taxes. The Servicer shall also cause to be filed in a timely manner any and all returns and reports required in connection with the payment of such taxes.

      Section 3.08 Servicing Compensation.

      (a) As compensation for the performance of its obligations under this Agreement the Servicer shall be entitled to receive the Servicer Fee, the Servicing Charges and any Additional Servicer Fee, if applicable. The Servicer Fee with respect to any Lease Contract shall be paid monthly, commencing on the Initial Payment Date and terminating on the first to occur of (i) the receipt of the last Scheduled Payment, Residual Proceeds, Guaranty Amount, Insurance Proceeds or other Recoveries with respect to the last remaining Lease Contract, or (ii) the date on which the Issuer redeems the Notes. The Servicer Fee shall be paid by the Issuer to the Servicer at the times and in the priority as set forth in the Indenture. The Servicer shall pay all expenses incurred by it in connection with its servicing activities hereunder, including, without limitation, payment of the fees and disbursements of the Independent Accountants and payment of expenses incurred in connection with distributions and reports to the Indenture Trustee, the Back-up Servicer and the Noteholders and payment of the fee of the ACH Bank under the ACH Agreement, and shall not be entitled to reimbursement for such expenses; provided, however, that the Servicer will be
                                 --------  -------
entitled to reimbursement from LFC VI and the Issuer for reasonable costs and expenses incurred by the Servicer (including reasonable attorney's fees and out-of-pocket expenses) in connection with the realization, attempted realization or enforcement of rights and remedies upon Defaulted Lease Contracts, from amounts received as Recoveries from any Defaulted Lease Contracts.

      (b) In connection with any transfer of the servicing obligations to a successor Servicer in accordance with Section 6.02 hereof, the Back-up Servicer shall be entitled to reimbursement of Transition Costs as provided therein and in the Indenture.

      Section 3.09 Substitution or Purchase of Lease Contracts.

      (a) The Servicer shall not allow termination of a Lease Contract prior to the scheduled expiration date or prepayment of any Lease Contract (except as may be specifically required under such Lease Contract in connection with a casualty to the related Equipment or under Section 3.01(b)(vi)), unless LFC VI or the Issuer has (i) pledged to the Indenture Trustee, a Substitute Lease Contract, the Substitute Lease Receivables related such Substitute Lease Contract and the Related Security and delivered to the Indenture Trustee the original executed counterpart of the Substitute Lease Contract or (ii) received a prepayment amount with respect to such prepaid Lease Asset that is at least equal to the Lease Receivable Repurchase Price, which prepayment amount has been deposited into the Collection Account in accordance with Section 3.03(c) hereof; provided,
                                                                       --------
however, that removals and substitutions of Lease Assets pursuant to this
-------
subparagraph (a) shall comply with the requirements of Sections 4.04 and 4.05 of the Indenture and the criteria set forth in Section 3.04 of the Lease Acquisition Agreement and Section 3.04 of the Receivables Purchase Agreement, as applicable.

      (b) The Servicer shall permit LFC VI and the Issuer to (i) remove any Lease Receivables and Related Security related to any Defaulted Lease Contract or any Delinquent Lease Contract from the Trust Estate by remittance by LFC VI or the Issuer to the Servicer, for deposit in the Collection Account in accordance with Section 3.03(c) hereof, of the applicable Lease Receivable Repurchase Price or (ii) substitute for any Lease Receivable related to any Defaulted Lease Contract or any Delinquent Lease Contract, a Substitute Lease Receivable and a security interest in the Related Security for such Substitute Lease Receivable and, upon the delivery to the Indenture Trustee of the original executed counterpart of the Substitute Lease Contract; provided that, removals and substitutions of Lease Assets pursuant to this subparagraph (b) shall be permitted under and comply with the requirements of Sections 4.04 and 4.05 of the Indenture and the criteria set forth in Section 3.04 of the Lease Acquisition Agreement and Section 3.04 of the Receivables Purchase Agreement.

      (c) Notwithstanding any other provision contained in this Agreement, the Servicer shall not, with respect to a Defaulted Lease Contract, (i) negotiate or enter into a new lease with the Obligor relating to the Equipment or the Obligor's obligations under such Defaulted Lease Contract or (ii) allow the Obligor thereunder to resume its rights under such Defaulted Lease Contract, unless LFC VI or the Issuer has removed or made a substitution for the Lease Receivable related to such Defaulted Lease Contract in the manner set forth in subsection (b) hereof.

      (d) In the event that LFG is required to repurchase or substitute a Lease Contract pursuant to Sections 2.05 or 3.03 of the Lease Acquisition Agreement, the Servicer shall permit such repurchase or substitution only in accordance with the terms of Sections 3.03 and 3.04 thereof. In the event that LFC VI is required to repurchase or substitute a Lease Receivable pursuant to Sections
2.05 or 3.03 of the Receivables Purchase Agreement, the Servicer shall permit such repurchase or substitution only in accordance with the terms of Sections
3.03 and 3.04 thereof.

      Section 3.10 No Offset. The obligations of the Servicer under this Agreement shall not be subject to any defense, counterclaim or right of offset that the Servicer has or may have against LFC VI or the Issuer, whether in respect of this Agreement, any Lease Asset, or otherwise.

                                   ARTICLE 4

                      ACCOUNTINGS, STATEMENTS AND REPORTS


      Section 4.01 Monthly Servicing Reports; Funding Notices. No later than 3:00 p.m. New York time on each Submission Date, the Servicer shall deliver the Monthly Servicing Report with respect to the activity in the immediately preceding Collection Period to LFC VI, the Issuer, the Back-up Servicer, the Indenture Trustee and each Noteholder and shall deliver to the Back-Up Servicer a Computer Tape in a format acceptable to the Back-up Servicer containing the information from which the Servicer prepared the Monthly Servicing Report, as well as information with respect to any Additional Lease Contracts sufficient for the Back-up Servicer to perform its duties under Section 7.04(d) hereof. In the course of preparing the Monthly Servicing Report, the Servicer shall seek direction from the Issuer as to remittance of any funds to be paid pursuant to
Section 11.02(d)(xiv) of the Indenture. In addition, the Servicer shall prepare the Funding Notice for each Funding to be made in accordance with Section 3.03 of the Indenture.

      Section 4.02 Financial Statements; Certification as to Compliance; Notice of Default.

      (a) The Servicer (and LFG if it has been terminated as Servicer but the Lease Acquisition Agreement remains in effect) will deliver to the Indenture Trustee, the Back-up Servicer and to each Noteholder of Outstanding Notes (and, upon the request of any Noteholder, to any prospective transferee of any Note which has executed an agreement with the Issuer and the Servicer containing terms substantially similar to those set forth in Section 4.04(f) hereof):

          (i) within 120 days after the end of each fiscal year of NOVA, a copy of the NOVA audited financial statements, all in reasonable detail and accompanied by an opinion of the Independent Accountants or a firm of independent certified public accountants of recognized national standing stating that such financial statements present fairly the financial condition of NOVA (or, in the case of a successor Servicer, such successor Servicer's financial condition) and have been prepared in accordance with generally accepted accounting principles consistently applied (except for changes in application in which such accountants concur), and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and accordingly included such tests of the accounting records and such other auditing procedures as were considered necessary in the circumstances;

          (ii) with each set of NOVA Financial Statements delivered pursuant to subsection (a)(i) above, the Servicer will deliver an Officer's Certificate stating that such officer has reviewed the relevant terms of the Transaction Documents and has made, or caused to be made, under such officer's supervision, a review of the transactions and conditions of LFG during the period covered by the NOVA Financial Statements then being furnished, that the review has not disclosed the existence of any Servicer Default or Servicing Termination Event or, if a Servicer Default or a Servicing Termination Event exists, describing its nature and what action the Servicer has taken and is taking with respect thereto, and that on the basis of such review the officer signing such certificate is of the opinion that during such period the Servicer has serviced the Lease Assets in compliance with the procedures hereof except as disclosed in such certificate.

          (iii) immediately upon becoming aware of the existence of any condition or event which constitutes a Servicer Default, a Servicing Termination Event, an Amortization Event, Rapid Amortization Event, or Event of Default a written notice describing its nature and period of existence and what action the Servicer is taking or proposes to take with respect thereto;

           (iv) promptly upon the Servicer's becoming aware of:

                (A) any proposed or pending investigation of LFG, LFC VI or the Issuer by any governmental authority or agency, or

                (B) any pending or proposed court or administrative proceeding which involves or may involve the probability of materially and adversely affecting the properties, business, prospects, profits or condition (financial or otherwise) of LFG, LFC VI, or the Issuer, a written notice specifying the nature of such investigation or proceeding and what action the Servicer is taking or proposes to take with respect thereto and evaluating its merits;

           (v) with reasonable promptness any other data and information with respect to the Servicer or the Lease Assets which may be reasonably requested from time to time, including without limitation any information required to be made available at any time to any prospective transferee of any Notes in order to satisfy the requirements of Rule 144A under the Securities Act of 1933, as amended;

           (vi)   such other information as may be specified in the Indenture;

           (vii) within 45 days of the end of each fiscal quarter of each of NOVA, quarterly, unaudited consolidating balance sheet and income statement and consolidated statement of sources and uses of cash for NOVA and its subsidiaries; and

           (viii) within 45 days of the end of each fiscal quarter of each of LFG, quarterly, unaudited consolidating balance sheet and income statement and consolidated statement of sources and uses of cash for LFG and its subsidiaries.

      (b) On or before each April 15, so long as any of the Notes are outstanding, the Servicer shall furnish to the Indenture Trustee and the Noteholders an Officer's Certificate either stating that such action has been taken with respect to the recording, filing, and rerecording and refiling of any financing statements and continuation statements as necessary to maintain the interest of the Indenture Trustee created by the Indenture with respect to the Trust Estate and reciting the details of such action or stating that no such action is necessary to maintain such interest. Such Officer's Certificate shall also describe the recording, filing, rerecording and refiling of any financing statements and continuation statements that will be required to maintain the interest of the Indenture Trustee in the Trust Estate until the date such next Officer's Certificate is due.

      Section 4.03 Annual Independent Accountants' Reports; Annual Federal Tax Lien Search.

      (a) Promptly after the end of the Servicer's fiscal year, commencing with the fiscal year ending December 31, 2000, the Servicer at its expense shall cause the Independent Accountants (who may also render and deliver other services to the Servicer and its Affiliates) to prepare a statement to the Indenture Trustee and the Noteholders, dated as of the close of such fiscal year, to the effect that the Independent Accountants have examined the servicing procedures, manuals, guides and records of the Servicer, and the accounts and records of the Servicer relating to the Lease Contracts and any files or documentation pertaining to the Lease Assets (which procedures, manuals, guides and records shall be described in one or more schedules to such statement), that such Independent Accountants have compared the information contained in the Monthly Servicing Reports delivered in the relevant period with information contained in the accounts and records for such period, and that, on the basis of such examination and comparison, nothing has come to the Independent Accountants' attention to indicate that the Servicer has not, during the relevant period, serviced the Lease Assets in compliance with such servicing procedures, manual and guides and in the same manner required by the Servicer's standards and with the same degree of skill and care consistent with that which the Servicer customarily exercises with respect to similar Lease Assets owned by it and otherwise in compliance with this Agreement, that such accounts and records have not been maintained in accordance with Section 4.04 hereof, that the information contained in the Monthly Servicing Reports does not reconcile with the information contained in the accounts and records or that such certificates, accounts and records have not been properly prepared and maintained in all material respects or in accordance with the requirements of this Agreement, except in each case for (i) such exceptions as the Independent Accountants shall believe to be immaterial and (ii) such other exceptions as shall be set forth in such statement. The Servicer shall deliver to the Back-up Servicer, the Indenture Trustee and the Noteholders a copy of any such statement within 120 days of the close of the relevant fiscal year.

      If such independent public accountants require the Indenture Trustee to agree to the procedures to be performed by such firm in any of the reports required to be prepared pursuant to this Section 4.03, the Servicer shall direct the Indenture Trustee in writing to so agree; it being understood and agreed that the Indenture Trustee will deliver such letter of agreement in conclusive reliance upon the direction of the Servicer, and the Indenture Trustee has not made any independent inquiry or investigation as to, and shall have no obligation or liability in respect of, the sufficiency, validity or correctness of such procedures.

      (b) Promptly after the end of the Servicer's fiscal year, commencing with the fiscal year ending December 31, 2000, the Servicer, at its expense, shall cause a search of any and all federal tax liens against the affiliated group of which LFG, LFC VI and the Issuer are members within the meaning of Section 1504 of the Code (the "Affiliated Group") as of the end of such fiscal year to be conducted and shall deliver to the Back-up Servicer, the Indenture Trustee and the Noteholders on or before January 31 of each year, commencing January 31, 2001, an officer's certificate signed by a Servicing Officer (i) stating that there are no outstanding federal tax liens filed against any member of the Affiliated Group or (ii) listing the outstanding federal tax liens filed against any member of such Affiliated Group. In the event any such certificate shall disclose any such federal tax liens, the Servicer shall promptly thereafter, satisfy any such federal tax liens.

      Section 4.04 Access to Certain Information.

      (a) The Servicer shall provide to the Back-up Servicer, the Indenture Trustee and the Majority Noteholders and their duly authorized representatives, attorneys or accountants access to any and all documentation regarding the Trust Estate (including the Lease Collateral Schedule) that the Servicer may possess, such access being afforded without charge but only upon reasonable request and during normal business hours so as not to interfere unreasonably with the Servicer's normal operations or customer or employee relations, at offices of the Servicer designated by the Servicer.

      (b) At all times during the term hereof, the Servicer shall keep available at its principal executive office for inspection by the Indenture Trustee, the Back-up Servicer and the Majority Noteholders a list of all the Lease Receivables and the interests in Related Security then held as a part of the Trust Estate, together with a reconciliation of such list to that set forth in the Lease Collateral Schedules and each of the Monthly Servicing Reports, indicating the cumulative addition and removal of Lease Receivables and interests in Related Security from the Trust Estate.

      (c) The Servicer will maintain Servicing Files, accounts and records as to each Lease Receivable and interest in Related Security serviced by the Servicer that are accurate and sufficiently detailed as to permit (i) the reader thereof to know as of the most recent Calculation Date the status of such Lease Receivable and interest in Related Security, including any payments, Insurance Proceeds, Residual Proceeds and Recoveries received or owing (and the nature of each) thereon and (ii) the reconciliation between payments, Insurance Proceeds, Residual Proceeds or Recoveries on (or with respect to) each Lease Receivable and interest in Related Security and the amounts from time to time deposited in the Collection Account in respect of such Lease Receivable and interest in Related Security.

      (d) The Servicer will maintain the LFG Database so that, from and after each Acquisition Date and the grant of the security interest in the related Lease Contract, Lease Receivables and Equipment to the Indenture Trustee, the Servicer's accounts and records (including any back-up computer archives) that refer to any such Lease Contracts, Lease Receivables or Equipment indicate clearly that the Lease Contracts and the Equipment are owned by LFC VI and pledged to the Indenture Trustee for the benefit of the Noteholders and that the Lease Receivables are owned by the Issuer and pledged to the Indenture Trustee for the benefit of the Noteholders. Indication of the Indenture Trustee's interest in a Lease Contract or a Lease Receivable will be deleted from or modified in the LFG Database or elsewhere on the Servicer's accounts and records when, and only when, the Lease Contract or the Lease Receivable has been paid in full, replaced with a Substitute Lease Contract or Substitute Lease Receivable, as applicable, or purchased by LFG, LFC VI or the Issuer or assigned to the Servicer pursuant to this Agreement.

      (e) Nothing in this Section 4.04 shall affect the obligation of the Servicer to observe any applicable law prohibiting disclosure of information regarding the Obligors, and the failure to provide information otherwise required by this Section 4.04 as a result of such observance by the Servicer, shall not constitute a breach of this Section 4.04.

      (f) All information obtained by the Indenture Trustee, the Back-up Servicer or any Noteholder regarding the Obligors and the Lease Assets, whether upon exercise of its rights under this Section 4.04 or otherwise, shall be maintained by the Indenture Trustee, the Back-up Servicer and the Noteholders, as applicable, in confidence and shall not be disclosed to any other Person, unless such disclosure shall not violate any applicable law or regulation or any proprietary rights of LFG, LFC VI, the Issuer or the Servicer or unless ordered by a court of applicable jurisdiction.

      Section 4.05 Other Necessary Data. The Servicer shall, on request of the Back-up Servicer, the Indenture Trustee or the Majority Noteholders, (i) on reasonable notice, furnish the Indenture Trustee or the Noteholders such data necessary for the administration of the Trust Estate as can be reasonably generated by the Servicer's existing data processing systems, and (ii) on and after a Servicing Termination Event, within three Business Days, provide the Indenture Trustee and the Back-up Servicer with access to the Servicer's existing data processing systems and any files or records with respect to the Lease Assets that it may have.

      Section 4.06 Indenture Trustee to Cooperate. Upon payment (including through application of any Prepayment Amount) in full of any Lease Contract, the Servicer will notify the Indenture Trustee on the next succeeding Calculation Date by written certification to the Indenture Trustee (which certification shall include a statement to the effect that all amounts received in connection with such payments in full which are required to be deposited in the Collection Account pursuant to Section 3.03 hereof have been so deposited) of a Servicing Officer and shall request delivery of the Lease Contract to the Servicer. Upon receipt of such delivery request, the Indenture Trustee shall within seven days of such request by the Servicer release such Lease Contract to the Servicer. Upon release of such Lease Contract, the Servicer is authorized to execute an instrument in satisfaction of such Lease Contract and to do such other acts and execute such other documents as it deems necessary to discharge the Obligor thereunder and, if applicable, release any security interest in the Equipment related thereto. The Servicer shall determine when a Lease Contract has been paid in full. Upon the written request of a Servicing Officer and subject to the Indenture Trustee's rights to indemnity contained herein and in the Indenture, the Indenture Trustee shall perform such other acts as reasonably requested in writing by the Servicer and otherwise cooperate with the Servicer in enforcement of the Noteholders' rights and remedies with respect to Lease Assets.

                                   ARTICLE 5

                      THE SERVICER, LFC VI AND THE ISSUER


      Section 5.01 Servicer Indemnification.

      (a) The Servicer shall indemnify and hold harmless LFC VI, the Issuer, the Back-up Servicer, the Indenture Trustee, the Trust Estate and the Noteholders, from and against any loss, liability, claim, expense, damage or injury suffered or sustained to the extent that such loss, liability, claim, expense, damage or injury arose out of or was imposed by reason of the failure by the Servicer to perform its duties under this Agreement or are attributable to errors or omissions of the Servicer related to such duties, including without limitation, the inclusion of any Lease Contracts which the Servicer knew or should reasonably have known were not Eligible Lease Contracts as of such date in any computations of Aggregate Eligible IPB (and any related computations) made by it in connection with any Funding Notice or Monthly Servicing Report; provided,
                                                                   --------
however, that the Servicer shall not indemnify any party to the extent that acts
-------
of fraud, gross negligence or breach of fiduciary duty by such party caused such loss, liability, claim, expense, damage or injury.

      (b) The Servicer shall not be liable for any settlement of any action or claim effected without its reasonable consent. If the Servicer has made any indemnity payments to the Indenture Trustee, the Back-up Servicer or the Noteholders pursuant to this Section 5.01 and such party thereafter collects any of such amounts from others, such party will promptly repay such amounts collected to the Servicer, without interest. The provisions of this Section 5.01 shall survive any expiration or termination of this Agreement.

      Section 5.02 Corporate Existence; Reorganizations.

      (a) The Servicer shall keep in full effect its existence and good standing as a corporation in the State of California and will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to enable the Servicer to perform its duties under the Transaction Documents to which it is a party, except where the failure to so qualify would not have a material adverse effect on the Trust Estate or the ability of the Servicer to perform such duties ; provided, however, that the Servicer may reincorporate in another state, if to do so would be in the best interests of the Servicer and would not have a material adverse effect upon the Noteholders.

      (b) The Servicer shall not (i) (other than pursuant to one or more additional lease pool financings) convey, transfer or lease substantially all of its assets as an entirety to any Person, or (ii) merge into or consolidate with another Person without the consent of the Majority Noteholders.

      Section 5.03 Limitation on Liability of the Servicer. The Servicer and any officer, director, employee or agent of the Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person with respect to any matters arising hereunder. No implied covenants or obligations shall be read into this Agreement against the Servicer. In the event the Servicer performs any activities beyond the requirements of this Agreement, the Servicer shall have the option but will not be required to perform such activities in the future.

      Section 5.04 The Servicer Not to Resign.

      (a) The Servicer shall not resign from the duties and obligations hereby imposed on it except upon a determination by its Board of Directors that by reason of change in applicable legal requirements, with which the Servicer cannot reasonably comply, the continued performance by the Servicer of its duties under this Agreement would cause it to be in violation of such legal requirements, said determination to be evidenced by a resolution from its Board of Directors to such effect, accompanied by an Opinion of Counsel to such effect and reasonably satisfactory to the Indenture Trustee and the Majority Noteholders.

      (b) No such resignation shall become effective until a successor Servicer shall have assumed the responsibilities and obligations of the Servicer hereunder.

      (c) Except as provided in Sections 5.02 and 6.01 hereof, the duties and obligations of the Servicer under this Agreement shall continue until this Agreement shall have been terminated as provided in Section 7.01 hereof, and shall survive the exercise by LFC VI, the Issuer or the Indenture Trustee of any right or remedy under this Agreement, or the enforcement by LFC VI, the Issuer, the Indenture Trustee, the Back-up Servicer or any Noteholder of any provision of the Notes or this Agreement.

      (d) Nothing contained in this Section 5.04 shall impair or restrict the ability of the Servicer or any successor Servicer to appoint a subservicer.

      Section 5.05 LFC VI and Issuer Indemnification. LFC VI and the Issuer shall indemnify and hold harmless the Servicer (but solely from the amounts to be distributed as set forth in Section 11.02(d)(xiv) of the Indenture) from and against any loss, liability, expense, damage or injury suffered or sustained by the Servicer, including but not limited to any judgment, award, settlement, reasonable attorneys' fees and other costs and expenses incurred in connection with the defense of any actual or threatened action, proceeding or claim, which arises out of the Servicer's activities hereunder; provided, however, that
                                                   --------  -------
neither LFC VI nor the Issuer shall indemnify the Servicer if the Servicer's activities constituted fraud, willful misconduct, gross negligence (which includes negligence with respect to the duties of the Servicer which are explicitly set forth in this Agreement) or breach of fiduciary duty by the Servicer.

                                   ARTICLE 6

                             SERVICING TERMINATION


     Section 6.01 Servicing Termination Events.

     (a) Any of the following acts or occurrences shall constitute a Servicing Termination Event:

           (i) Any failure by the Servicer to deliver to the Indenture Trustee for payment to Noteholders any proceeds or payments received from an Obligor or in respect of the Trust Estate and required to be so delivered under the terms of the Indenture and this Agreement that continues unremedied until 1:00 p.m. Minneapolis time on the second following Business Day; provided, however, that the Indenture Trustee, upon receiving
                   --------  -------
     actual knowledge of such failure, shall give the Servicer and the Noteholders prompt written, telecopied or telephonic notice of such failure. Notwithstanding the foregoing, any failure by the Indenture Trustee to deliver such notice to the Servicer or the Noteholders shall not prevent the occurrence of a Servicing Termination Event; or

           (ii) Any failure by the Servicer to make a Servicer Advance pursuant to Section 3.04 hereof or to deliver a Monthly Servicing Report pursuant to Section 4.01 hereof that continues unremedied until 1:00 p.m. Minneapolis time the following Business Day; provided, however, that if
                                                   --------  -------
      the Servicer has not delivered the Monthly Servicing Report by 1:00 p.m. Minneapolis time on the Submission Date, the Indenture Trustee shall give the Servicer notice of such failure. Notwithstanding the foregoing, any failure by the Indenture Trustee to deliver such notice to the Servicer shall not prevent the occurrence of a Servicing Termination Event; or

           (iii) Any failure on the part of the Servicer to duly observe or perform any other material covenants or agreements of the Servicer set forth in this Agreement or any other Transaction Document, as the case may be, or if any representation or warranty of the Servicer set forth in
      Section 2.01 of this Agreement shall prove to be incorrect, which failure or breach (A) materially and adversely affects or could affect the interest or rights of LFC VI, the Issuer, the Indenture Trustee, or the Noteholders and (B) continues unremedied for a period of 30 days after the date on which the Servicer becomes aware of such failure or breach or written notice of such failure or breach, requiring the situation giving rise to such breach or non-conformity to be remedied, shall have been given to a Servicing Officer of the Servicer by LFC VI, the Issuer, the Indenture Trustee, or the Back-up Servicer, or to a Servicing Officer of the Servicer and the Indenture Trustee by the Majority Noteholders; or

           (iv) The entry of a decree or order for relief by a court having jurisdiction in respect of the Servicer or a petition against the Servicer in an involuntary case under any federal bankruptcy laws, as now or hereafter in effect, or any other present or future federal or state bankruptcy insolvency or similar law, or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official for the Servicer or for any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Servicer and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days; or

           (v) The commencement by the Servicer of a voluntary case under any federal bankruptcy laws, as now or hereafter in effect, or any other present or future federal or state bankruptcy, insolvency, reorganization or similar law, or the consent by the Servicer to the appointment of or taking possession by a conservator, receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official in any insolvency, readjustment of debt, marshaling of assets and liabilities, bankruptcy or similar proceedings of or relating to the Servicer or relating to a substantial part of its property, or the making by the Servicer of an assignment for the benefit of creditors, or the failure by the Servicer generally to pay its debts as such debts become due or if the Servicer shall admit in writing its inability to pay its debts as they become due, or the taking of corporate action by the Servicer in furtherance of any of the foregoing; or

           (vi) The occurrence of a Rapid Amortization Event.

      (b) So long as a Servicing Termination Event shall not have been remedied within the period set forth in (i), (ii), (iii) or (iv) above, as applicable, or if a Servicing Termination Event described in (v) above occurs, LFC VI, the Issuer, the Indenture Trustee, or the Noteholders may, by notice (the "Servicer Termination Notice") then given in writing to the Servicer and the Back-up Servicer , terminate all, but not less than all, of the rights and obligations of the Servicer under this Agreement. Notwithstanding the foregoing, a delay in or failure of performance under Section 6.01(a)(iii) hereof for a period of 30 or more days, shall not constitute a Servicing Termination Event if such delay or failure could not have been prevented by the exercise of reasonable diligence by the Servicer and such delay or failure was caused by acts of declared or undeclared war, public disorder, rebellion or sabotage, epidemics, landslides, lightning, fire, hurricanes, earthquakes, floods or similar causes. The preceding sentence shall not relieve the Servicer from using its best efforts to perform its obligations in a timely manner in accordance with the terms of this Agreement, and the Servicer shall provide LFC VI, the Issuer, the Indenture Trustee, the Back-up Servicer and the Noteholders with prompt notice of such failure or delay by it, together with a description of its efforts to so perform its obligations.

      (c) Upon the occurrence of an Event of Default, LFC VI, the Issuer, the Indenture Trustee, or the Majority Noteholders may, by Servicer Termination Notice then given in writing to the Servicer and the Back-up Servicer, terminate all but not less than all of the rights and obligations of the Servicer under this Servicing Agreement.

      (d) On or after the receipt by the Servicer of a Servicer Termination Notice, all authority and power of the Servicer under this Agreement, whether with respect to the Lease Receivables and interests in the Related Security or otherwise, shall pass to and be vested in the successor Servicer appointed pursuant to Section 6.02 hereof, and, without limitation, such successor Servicer is hereby authorized and empowered to execute and deliver, on behalf of the Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer of the Lease Receivables and interests in the Related Security and related documents, or otherwise. The Servicer agrees to cooperate with the Indenture Trustee, the Back-up Servicer and the successor Servicer in effecting the termination of the responsibilities and rights of the Servicer hereunder, including, without limitation, the transfer to the successor Servicer for administration by it of all cash amounts that shall at the time be held by the Servicer for deposit, or have been deposited by the Servicer, in the Collection Account or thereafter received with respect to any of the Lease Assets. To assist the successor Servicer in enforcing all rights under the Lease Assets and the Insurance Policies to the extent they relate to the Lease Assets, the outgoing Servicer, at its own expense, shall transfer its records (electronic and otherwise) relating to such Lease Assets to the successor Servicer in such form as the successor Servicer may reasonably request and shall transfer the related Servicing Files and all other records, correspondence and documents relating to the Lease Assets that it may possess to the successor Servicer in the manner and at such times as the successor Servicer shall reasonably request. In addition to any other amounts that are then payable to the Servicer under this Agreement, the Servicer shall be entitled to receive reimbursements for any unreimbursed Servicer Advance made during the period prior to the delivery of a Servicer Termination Notice pursuant to this Section 6.01 which terminates the obligations and right of the Servicer under this Agreement.

      Section 6.02 Back-up Servicer to Act; Taking of Bids; Appointment of Successor Servicer.

      (a) (i)  On and after the time the Servicer resigns pursuant to Section
5.04 hereof or receives a Servicer Termination Notice pursuant to Section 6.01(b) hereof, the Back-up Servicer shall, unless prevented by law, automatically and without further action be the successor Servicer. If the Back-up Servicer cannot serve as successor Servicer, another firm reasonably acceptable to the Majority Noteholders and, so long as a Servicer Termination Event has not occurred, reasonably acceptable LFC VI and the Issuer shall be appointed by the Issuer as the successor Servicer.

          (ii) The successor Servicer shall be the successor in all respects to the Servicer in its capacity as Servicer under this Agreement and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Servicer by the terms and provisions hereof; provided, however, that the successor
                                    --------  -------
Servicer (x) shall not be required to make any Servicer Advance if such Servicer Advance would be prohibited by applicable law and (y) shall not be liable for any acts or omissions of the outgoing Servicer or for any breach by the outgoing Servicer of any of its representations and warranties contained herein or in any related document or agreement. With the prior written consent of the Majority Noteholders (which consent shall not be unreasonably withheld), the successor Servicer may subcontract with another firm to act as subservicer so long as the successor Servicer remains fully responsible and accountable for performance of all obligations of the Servicer on and after the time the Servicer receives the Servicer Termination Notice. The successor Servicer shall be entitled to the Servicer Fee and any Additional Servicer Fee, subject to the taking of bids as described in subsection (b) below.

      (b) Solely for purposes of establishing the fee to be paid to the Back-Up Servicer upon receipt of a Servicer Termination Notice, the Issuer shall solicit written bids, with a copy to the Noteholders (such bids to include a proposed servicer fee and servicing transfer costs) from not less than three entities experienced in the servicing of Lease Assets similar to the Lease Contracts, Lease Receivables and the Equipment and that are not affiliates of LFC VI, the Issuer, the Indenture Trustee, the Back-up Servicer or the Servicer and are reasonably acceptable to the Majority Noteholders. Any such written solicitation shall prominently indicate that bids should specify any applicable subservicing fees required to be paid from the Servicer Fee and that any fees and transfer costs in excess of the Servicer Fee shall be paid only pursuant to Section 11.02(d)(iii) of the Indenture as the Additional Servicer Fee. The successor Servicer shall act as Servicer hereunder and shall, subject to the availability of sufficient funds in the Collection Account pursuant to Section 11.02(d)(i) (up to the Servicer Fee) and Section 11.02(d)(iii) (up to any successor Servicer's Transition Costs and any Additional Servicer Fee) of the Indenture, receive as compensation therefor a fee equal to the fee proposed in the bid so solicited which provides for the lowest combination of servicer fee and transition costs, as reasonably determined by the Majority Noteholders. Notwithstanding anything else herein to the contrary, in no event shall either the Trustee or the Back-up Servicer be liable for any Servicing Fee or for any differential in the amount of the Servicing Fee paid hereunder and the amount necessary to induce any successor Servicer to act as successor Servicer under this Agreement and the transactions set forth provided for herein.

      (c) The Servicer, the Back-up Servicer, LFC VI, the Issuer, the Indenture Trustee and each successor Servicer shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. The Back-up Servicer (or the Indenture Trustee or the Noteholders if such Noteholders have previously reimbursed the Back-up Servicer and the Indenture Trustee therefor) shall be reimbursed for Transition Costs, if any, incurred in connection with the assumption of responsibilities of the successor Servicer, upon receipt of documentation of such costs and expenses and in accordance with Sections 11.02(d) of the Indenture. The Back-up Servicer shall have no claim against the Issuer or the Trust Estate for any costs and expenses incurred in effecting such succession in excess of the amount specified in the definition of "Transition Costs."

      (d) If the Back-up Servicer becomes the successor Servicer pursuant hereto it shall use its best efforts to obtain a replacement Back-up Servicer acceptable to the Issuer and the Noteholders.

      (e) Notwithstanding anything contained in this Agreement to the contrary, absent written notice detailing specific Errors (as defined below) or other deficiencies, Norwest Bank, Minnesota, National Association ("Norwest"), as successor Servicer, is authorized to accept and rely on all accounting, records (including computer records) and work product of the prior Servicer relating to the Lease Contracts (collectively, the "Predecessor Servicer Work Product") without any audit or other examination thereof, and Norwest shall have no duty, responsibility, obligation or liability for the acts and omissions of the prior Servicer. If any error, inaccuracy, commission or incorrect or nonstandard practice or procedure (collectively, "Errors") exist in any Predecessor Servicer Work Product and such Errors make it materially more difficult to service or should cause or materially contribute to Norwest making or continuing any Errors (collectively, "Continued Errors"), Norwest shall have no duty, responsibility, obligation or liability to perform servicing or for such Continued Errors; provided, however, that Norwest agrees to use its best efforts to prevent further Continued Errors. In the event that Norwest becomes aware of Errors or Continued Errors, Norwest shall, with the prior consent of the Majority Noteholders, use its best efforts to reconstruct and reconcile such data as is commercially reasonable to correct such Errors and Continued Errors and to prevent future Continued Errors. Norwest shall be entitled to recover its costs thereby expended in accordance with Sections 6.08, Clause First, and
Section 11.02(d)(iii) and (xii) of the Indenture, as applicable.

      Section 6.03 Notification to Noteholders. The Servicer shall promptly notify the Back-up Servicer, LFC VI, the Issuer, the Noteholders and the Indenture Trustee of any Servicing Termination Event upon actual knowledge thereof by a Servicing Officer. Upon any termination of, or appointment of a successor to, the Servicer pursuant to this Article 6, the Indenture Trustee shall give prompt written notice thereof to the Noteholders at their respective addresses appearing in the Note Register.

      Section 6.04 Waiver of Past Defaults. The Indenture Trustee may, on behalf of all Noteholders, waive any default by the Servicer in the performance of its obligations hereunder and its consequences, other than a default with respect to required deposits and payments in accordance with Article 3 or a default of the type set forth in clause (iv) or (v) of Section 6.01(a) hereof, which waiver shall require the consent of each Noteholder. Upon any such waiver of a past default, such default shall cease to exist, and any Servicing Termination Event arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly waived. The Indenture Trustee shall provide to the Noteholders notification of any such waiver and the basis therefore.

      Section 6.05 Effects of Termination of Servicer.

      (a) Upon the appointment of the successor Servicer, the predecessor Servicer shall remit within 2 Business Days any Scheduled Payments and any other payments or proceeds that it may receive with respect to the Lease Assets to the successor Servicer after such date of appointment.

      (b) After the delivery of a Servicer Termination Notice, the outgoing Servicer shall have no further obligations with respect to the management, administration, servicing, enforcement, custody or collection of the Lease Assets and the successor Servicer shall have all of such obligations, except that the outgoing Servicer will transmit or cause to be transmitted directly to the successor Servicer, promptly on receipt and in the same form in which received, any amounts held by the outgoing Servicer (properly endorsed where required for the successor Servicer to collect them) received as payments upon or otherwise in connection with the Lease Assets. The outgoing Servicer's indemnification obligations pursuant to Section 5.01 hereof will survive the termination of the Servicer but will not extend to any acts or omissions of a successor Servicer.

      Section 6.06 No Effect on Other Parties. Upon any termination of the rights and powers of the Servicer pursuant to Section 6.01 hereof, or upon any appointment of a successor Servicer, all the rights, powers, duties and obligations of the other parties under this Agreement, the Indenture, and the Lease Acquisition Agreement shall remain unaffected by such termination or appointment and shall remain in full force and effect thereafter.

                                   ARTICLE 7

                             THE BACK-UP SERVICER


      Section 7.01 Representations of Back-up Servicer. The Back-up Servicer makes the following representations and warranties:

      (a) The Back-up Servicer has been duly organized and is validly existing as a national banking association in good standing under the laws of the United States of America, with power and authority to own its properties and to conduct its business as such properties shall be currently owned and such business is presently conducted.

      (b) The Back-up Servicer has the power and authority to execute and deliver this Agreement and the Indenture and to carry out their respective terms; and the execution, delivery, and performance of this Agreement and the Indenture shall have been duly authorized by the Back-up Servicer by all necessary corporate action.

      (c) Each of this Agreement and the Indenture constitutes a legal, valid, and binding obligation of the Back-up Servicer enforceable in accordance with its respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditors' rights in general and by general principles of equity, regardless of whether such enforceability shall be considered in a proceeding in equity or at law.

      (d) The consummation of the transactions contemplated by this Agreement and the Indenture and the fulfillment of the terms thereof shall not conflict with, result in any breach of any of the terms and provisions of, nor constitute (with or without notice or lapse of time) a default under, the articles of incorporation or by-laws of the Back-up Servicer, or any indenture, agreement, or other instrument to which the Back-up Servicer is a party or by which it shall be bound; nor result in the creation or imposition of any lien upon any of its properties pursuant to the terms of any such indenture, agreement, or other instrument; nor violate any law or any order, rule, or regulation applicable to the Back-up Servicer of any court or of any Federal or state regulatory body, administrative agency, or other governmental instrumentality having jurisdiction over the Back-up Servicer or its properties.

      (e) There are no proceedings or investigations pending or, to the Back-up Servicer's best knowledge, threatened before any court, regulatory body, administrative agency, or other governmental instrumentality having jurisdiction over the Back-up Servicer or its properties (i) asserting the invalidity of the Servicing Agreement or the Indenture, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or the Indenture, or
(iii) seeking any determination or ruling that might materially and adversely affect the performance by the Back-up Servicer of its obligations under, or the validity or enforceability of, this Agreement or the Indenture.

      Section 7.02 Merger or Consolidation of, or Assumption of the Obligations of, Back-up Servicer. Any Person (i) into which the Back-up Servicer may be merged or consolidated, (ii) which may result from any merger or consolidation to which the Back-up Servicer shall be a party, or (iii) which may succeed to the properties and assets of the Back-up Servicer substantially as a whole, which Person in any of the foregoing cases executes an agreement of assumption to perform every obligation of the Back-up

Servicer hereunder, shall be the successor to the Back-up Servicer under this Agreement without further act on the part of any of the parties to this Agreement. In the event that the resulting entity does not meet the eligibility requirements for the Indenture Trustee set forth in the Indenture, the Back-up Servicer, upon the written request of Majority Noteholders, shall resign from its obligations and duties under this Agreement.

      Section 7.03 Back-up Servicer Resignation. The Back-up Servicer shall not resign from its obligations and duties under this Agreement or the Indenture except (i) as provided in Section 7.02 above, or (ii) upon determination that the performance of its duties shall no longer be permissible under applicable law (any such determination permitting the resignation of the Back-up Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Indenture Trustee). Upon the Back-up Servicer's resignation or termination pursuant to Sections 7.02 hereof or this Section 7.03, notice thereof shall be provided to the Backup Servicer shall comply with the provisions of this Agreement until the acceptance of a successor Servicer.

      Section 7.04 Oversight of Servicing.

      (a) Prior to each Payment Date, the Indenture Trustee shall review the Monthly Servicing Report related thereto and shall determine the following:

            (i)    that such Monthly Servicing Report is complete on its face;

            (ii) that the amount credited to and withdrawn from the ACH Account is the same as the amount set forth in the Monthly Servicing Report as so credited; and

            (iii) that the amounts credited to and withdrawn from the Collection Account, and the balance of such accounts, as set forth in the records of the Indenture Trustee, are the same as the amount set forth in the Monthly Servicing Report.

      (b) The Back-up Servicer shall, within 30 days of the receipt thereof, load the Computer Tape received from the Servicer pursuant to Section 4.01 hereof, make sure such Computer Tape is in readable form and shall verify the following:

            (i) The Aggregate Implicit Principal Balance and Aggregate Eligible IPB as of the most recent Calculation Date;

            (ii)   the Required Swap Amount as of the most recent Calculation
      Date;

            (iii) the Principal Distribution Amount for the Notes as of the most recent Payment Date; and

            (iv) the Annualized Default Rate, the Delinquency Rate and the Overcollateralization Amount for the related Collection Period as set forth in the most recent Monthly Servicing Report.

In addition, the Back-up Servicer shall confirm that the items set forth in the Monthly Servicing Report, other than the items listed in the section entitled "Amounts Remitted by Servicer" are accurate based upon a comparison to the Computer Tape referred to above.

      (c) In the event of any discrepancy between the information set forth in subparagraphs (a) and (b) as calculated by the Servicer from that determined or calculated by the Back-up Servicer, the Back-up Servicer shall promptly notify the Servicer, the Indenture Trustee and each Noteholder of such discrepancy. If within 30 days of such notice being provided to the Servicer, the Back-up Servicer and the Servicer are unable to resolve such discrepancy, the Back-up Servicer shall promptly notify the Indenture Trustee and each Noteholder of such discrepancy.

      (d) Based solely on the information included in the Lease Collateral Schedule delivered on each Acquisition Date and the Computer Tapes provided on the related Submission Date, the Back-up Servicer shall determine that any Additional Lease Contracts satisfy the criterion set forth in the second paragraph of Section 3.04(b) of the Lease Acquisition Agreement and that the acquisition of such Additional Lease Contracts do not violate the Geographic Concentration Limits and the Product Mix Limits set forth in the Lease Acquisition Agreement.

      (e) The Back-up Servicer may, in its sole discretion, make a site visit to the offices of the Servicer within 120 days of the Closing Date, and annually thereafter, for the purpose of reviewing the operations of the Servicer. The reasonable out-of-pocket costs and expenses of the Back-up Servicer incurred in connection with this Agreement, including without limitation, the site visit referred to in the preceding sentence will be reimbursed to the Back-up Servicer by the Servicer.

      (f) Other than as specifically set forth elsewhere in this Agreement, the Back-up Servicer shall have no obligation to supervise, verify, monitor or administer the performance of the Servicer and shall have no liability for any action taken or omitted by the Servicer.

      (g) The Back-up Servicer shall consult fully with the Servicer as may be necessary from time to time to perform or carry out the Back-up Servicer's obligations hereunder, including the obligation to succeed at any time to the duties and obligations of the Servicer as servicer under Section 6.02 hereof.

      Section 7.05 Back-up Servicer Compensation. As compensation for the performance of its obligations as Back-up Servicer under this Agreement the Back-up Servicer shall be entitled to receive the Back-up Servicer Fee.

      Section 7.06 Duties and Responsibilities.

      (a) The Back-up Servicer shall perform such duties and only such duties as are specifically set forth in this Agreement, and no implied covenants or obligations shall be read into this Agreement against the Back-up Servicer; and

      (b) In the absence of bad faith or negligence on its part, the Back-up Servicer may conclusively rely as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Back-up Servicer and conforming to the requirements of this Agreement; but in the case of any such certificates or opinions, which by any provision hereof are specifically required to be furnished to the Back-up Servicer, the Back-up Servicer shall be under a duty to examine the same and to determine whether or not they conform to the requirements of this Agreement.

                                   ARTICLE 8

                           MISCELLANEOUS PROVISIONS


      Section 8.01 Termination.

      (a)   Except with respect to a particular party under Sections 5.01, 5.04,
5.05 or 6.01 hereof, the respective duties and obligations of the Servicer, LFC VI, the Issuer, the Back-up Servicer and the Indenture Trustee created by this Agreement shall terminate upon the discharge of the Indenture in accordance with its terms; and the respective duties and obligations of the Indenture Trustee shall terminate with respect to the Indenture Trustee in the event the Indenture Trustee resigns or is replaced under Section 7.09 of the Indenture; provided,
                                                                    --------
however, that no resignation or removal of the Indenture Trustee and no
-------
appointment of a successor Indenture Trustee shall become effective until the acceptance of appointment by the successor Indenture Trustee under Section 7.10 of the Indenture. Upon the termination of this Agreement pursuant to this
Section 7.01(a), the Servicer shall pay all monies with respect to the Lease Assets held by the Servicer and to which the Servicer is not entitled to LFC VI or the Issuer, as they may direct in writing.

      (b) This Agreement shall not be automatically terminated as a result of an Event of Default under the Indenture or any action taken by the Indenture Trustee thereafter with respect thereto, and any liquidation or preservation of the Trust Estate by the Indenture Trustee thereafter shall be subject to the rights of the Servicer to service the Lease Receivables and to collect servicing compensation as provided hereunder.

      Section 8.02 Amendments.

      (a) This Agreement may be amended from time to time by LFC VI, the Issuer, the Servicer, the Back-up Servicer and the Indenture Trustee, with the prior written consent of the Majority Noteholders and satisfaction of the Rating Agency Condition, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement; if any party to this Agreement is unable to sign any amendment due to its dissolution, winding up or comparable circumstances, then the consent of the Majority Noteholders shall be sufficient to effect such amendment without such party's signature; provided, however, that no such amendment shall impose on the party that is unable to provide a signature any obligation or liability in excess of what is then currently imposed hereunder prior to such amendment; and provided, further,
                                                              --------  -------
that no such amendment shall, without the consent of each Noteholder, (i) alter the priorities with which any allocation of funds shall be made under this Agreement, (ii) permit the creation of any lien on the Trust Estate (other than the lien of the Indenture) or any portion thereof or deprive any such Noteholder of the benefit of this Agreement with respect to the Trust Estate or any portion thereof, or (iii) modify this Section 8.02 or Sections 3.03, 5.02, 5.04 or 6.01 hereof.

      (b) Promptly after the execution of any amendment, the Servicer shall send to the Indenture Trustee and each Noteholder a conformed copy of each such amendment.

      (c) Any amendment or modification effected contrary to the provisions of this Section 8.02 shall be void.

      Section 8.03 Governing Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT

REGARD TO CONFLICT OF LAWS PRINCIPLES AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

      Section 8.04 Notices. All demands, notices and communications hereunder shall be in writing and shall be delivered by telecopy with confirmation of receipt or mailed by registered or certified United States mail, postage prepaid, and addressed, in each case as follows: (a) if to LFC VI, at 555 St. Charles Drive, Suite 200F, Thousand Oaks, California, 91360, Attn: President;
(b) if to the Issuer, at 555 St. Charles Drive, Suite 200G, Thousand Oaks, California, 91360, Attn: President; (c) if the Servicer, at 555 St. Charles Drive, Suite 200, Thousand Oaks, California, 91360, Attn: President; (d) if to the Indenture Trustee and Back-up Servicer, at MAC N9311-161, Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479, Corporate Trust Services/Asset Backed Administration and (e) to the Noteholders as provided in the Indenture. All notices and demands shall be deemed to have been given either at the time of the delivery thereof to any officer of the Person entitled to receive such notices and demands at the address of such Person for notices hereunder, or on the third day after the mailing thereof to such address, as the case may be.

      Section 8.05 Severability of Provisions. If one or more of the provisions of this Agreement shall be for any reason whatever held invalid, such provisions shall be deemed severable from the remaining covenants and provisions of this Agreement, and shall in no way affect the validity or enforceability of such remaining provisions, the rights of any parties hereto, or the rights of the Indenture Trustee or any Noteholder. To the extent permitted by law, the parties hereto waive any provision of law which renders any provision of this Agreement prohibited or unenforceable in any respect.

      Section 8.06 Binding Effect. All provisions of this Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto, and all such provisions shall inure to the benefit of the Noteholders. This Agreement may not be modified except by a writing signed by all parties hereto.

      Section 8.07 Article Headings and Captions. The article headings and captions in this Agreement are for convenience of reference only, and shall not limit or otherwise affect the meaning hereof. Section 8.08 Legal Holidays. In the case where the date on which any action required to be taken, document required to be delivered or payment required to be made is not a Business Day, such action, delivery or payment need not be made on such date, but may be made on the next succeeding Business Day.

      Section 8.09 Assignment for Security for the Notes. The Servicer and the Back-up Servicer understand that LFC VI and the Issuer will assign to and grant to the Indenture Trustee a security interest in all their right, title and interest to this Agreement. The Servicer and the Back-up Servicer consent to such assignment and grant and further agrees that all representations, warranties, covenants and agreements of the Servicer and the Back-up Servicer made herein shall also be for the benefit of and inure to the Indenture Trustee and all Noteholders.

      Section 8.10 No Servicing Assignment. Notwithstanding anything to the contrary contained herein, except as provided in Sections 5.02 and 5.04 hereof, this Agreement may not be assigned by LFC VI, the Issuer or the Servicer (except with respect to the appointment of a subservicer) without the prior written consent of the Majority Noteholders, the Indenture Trustee, and the Back-up Servicer.

      Section 8.11 Counterparts. This Agreement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

      Section 8.12 Nonpetition. During the term of this Servicing Agreement and for one year and one day after payment in full of the Notes, none of the parties hereto or any Affiliate thereof will file any involuntary petition or otherwise institute any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding or other proceeding under any federal or state bankruptcy or similar law against LFC VI or the Issuer.

      Section 8.13 Notifications. Notwithstanding any provision to the contrary contained in this Agreement, all reports, notices, communications and consents which are required, by the terms of this Agreement, to be delivered by the Noteholders or Majority Noteholders to the Indenture Trustee, as the context requires, shall be required to be delivered to the Indenture Trustee in writing.

      Section 8.14 Back-up Servicer as Successor Servicer. Notwithstanding anything contained in this Agreement to the contrary, the Back-up Servicer shall only be required to perform its obligations in the time and manner set forth in this Agreement if, and to the extent, any information which is required to be delivered to the Back-up Servicer or any information on which the Back-up Servicer is authorized to rely on, is delivered to the Back-up Servicer in accordance with provisions of this Agreement or is provided to the Back-up Servicer in a format that is reasonably acceptable to the Back-up Servicer, as applicable; provided, however, nothing in this paragraph shall be construed to relieve the Back-up Servicer of its obligations under this Agreement if the failure to appropriately deliver or provide any such information to the Back-up Servicer is remedied or is otherwise reasonably available to the Back-up Servicer without undue cost or time.

      Section 8.15  Consent to Jurisdiction.

      (a) The parties hereto hereby irrevocable submit to the non-exclusive jurisdiction of the United States District Court for the Southern District of New York and any court in the State of New York located in the City and County of New York, and any appellate court from any thereof, in any action, suit or proceeding brought against or by it in connection with this Agreement or for recognition or enforcement of any judgment relating thereto, and the parties hereto hereby irrevocably and unconditionally agree that all claims in respect of any such action or proceeding may be heard or determined in such New York state court or, to the extent permitted by law, in such federal court. The parties agree that a final nonappealable judgment in any such action, suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. To the extent permitted by applicable law, the parties hereby waive and agree not to assert by way of motion, as a defense or otherwise in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such courts, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that the related documents or the subject matter thereof may not be litigated in or by such courts.

      (b) To the extent permitted by applicable law, the parties shall not seek and hereby waive the right to any review of the judgment of any such court by any court of any other jurisdiction which may be called upon to grant an enforcement of such judgment.

      (c) Service on any party hereto may be made by mailing or delivering copies of the summons and complaint and other process which may be served in any suit, action or proceeding to such party at its address listed in herein or in the other Transaction Documents. Such address may be changed by the applicable party or parties by written notice to each of the other parties hereto.

      (d) Nothing contained in this Agreement shall limit or affect any party's right to serve process in any other manner permitted by law or to start legal proceedings relating to its rights under other agreements or against any other party or its properties in the courts of any jurisdiction.

      Section 8.16 Waiver of Jury Trial. TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE PARTIES HERETO WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE BETWEEN THE PARTIES HERETO ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP BETWEEN ANY OF THEM IN CONNECTION WITH THIS CONTRACT ACQUISITION AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. INSTEAD, ANY SUCH DISPUTE RESOLVED IN COURT WILL BE RESOLVED IN A BENCH TRIAL WITHOUT A JURY.



                                *   *  *  *  *

         IN WITNESS WHEREOF, LFC VI, the Issuer, the Servicer, the Indenture Trustee and the Back-up Servicer have caused this Servicing Agreement to be duly executed by their respective duly authorized officers as of the date and year first above written.


                                  LADCO FUNDING CORP. VI

                                  By:  /s/ Leon D. Ladd
                                       ---------------------------------------
                                  Name:  Leon D. Ladd
                                  Title: President


                                  LADCO FUNDING CORP. VII, as Issuer


                                  By:  /s/ Leon D. Ladd
                                       ---------------------------------------
                                  Name:  Leon D. Ladd
                                  Title: President


                                  LADCO FINANCIAL GROUP, as Servicer


                                  By:  /s/ Leon D. Ladd
                                       ---------------------------------------
                                  Name:  Leon D. Ladd
                                  Title: President


                                  NORWEST BANK MINNESOTA, NATIONAL
                                  ASSOCIATION, as Indenture Trustee and Back-up Servicer


                                  By:  /s/ Casey P. Kelly
                                       ---------------------------------------
                                  Name:  Casey P. Kelly
                                  Title: Corporate Trust Officer

                                                                     EXHIBIT A


                       FORM OF MONTHLY SERVICING REPORT

                                                                       EXHIBIT B


                             FORM OF ACH AGREEMENT